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EXHIBIT 10.9.6

AMENDMENT TO THE
WASHINGTON MUTUAL, INC.
RETIREMENT SAVINGS AND INVESTMENT PLAN

        THIS AMENDMENT to the Washington Mutual, Inc. Retirement Savings and Investment Plan (the "RSIP") is made by Washington Mutual, Inc. (the "Company") on this 19th day of February 2002.

RECITALS:

        WHEREAS, the Company maintains the RSIP for the benefit of its eligible employees; and

        WHEREAS, the Company has agreed to acquire certain assets of HomeSide Lending, Inc. ("HomeSide"); and

        WHEREAS, the Company has agreed to provide the former employees of HomeSide and its affiliates and subsidiaries who continue employment with the Company at the end of the lease period with certain credits for eligibility and vesting service under the RSIP; and

        WHEREAS, the Company desires to amend the RSIP to provide for such credits; and

        WHEREAS, the Company may amend the RSIP at any time pursuant to Article XV thereof;

        NOW, THEREFORE, effective March 1, 2002, the Plan is hereby amended as follows:

  1.
  Section 2.52(a) of the RSIP is hereby amended by the addition of a new paragraph (30) to read as follows:

  (30)
  Employees who were employed by HomeSide Lending, Inc. at the time that certain of its assets were acquired by the Company or by one of its affiliates or subsidiaries and who continue employment with the Company, shall, after June 30, 2002, be credited with Service for service with HomeSide Lending, Inc. or its affiliates or subsidiaries.

  2.
  Section 2.21 is amended by replacing the last sentence of that paragraph with the following sentence:

      Effective January 1, 1987, individuals who are both Employees and who are employed by an entity that is not an Employer or Related Employer and who are not directly compensated by an Employer shall not be Eligible Employees, including but not limited to Employees of Murphy Favre, Inc. who are also employed by and located in any office of First Federal Savings Bank of Idaho or Dollar Dry Dock Savings Bank of New York, and effective March 1, 2002, Employees of Washington Mutual, Inc. or its affiliates or subsidiaries who are also employed by HomeSide Lending, Inc. and any of its affiliates and subsidiaries as determined by the Committee in its sole discretion.

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AMENDMENT TO THE WASHINGTON MUTUAL, INC. RETIREMENT SAVINGS AND INVESTMENT PLAN